UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 16, 2017, U.S. Physical Therapy, Inc. (“USPH” or the “Company”), a national operator of outpatient physical therapy clinics, reported select preliminary 2016 operating and financial results and an accounting correction for redeemable non-controlling interests.  Further, the Company reported that it has errors in previously reported consolidated financial statements as of, and for the years ended December 31, 2015 and 2014 and consolidated financial statements as of, and for the quarterly periods within 2014 and 2015 and the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

In connection with the preparation of the Company’s 2016 annual financial statements, it was determined that the Company’s historical accounting for redeemable non-controlling interests of acquired partnerships was incorrect due to the fact that those partnership agreements contain a provision that makes the non-controlling interests mandatorily redeemable and, thus incorrectly classified.  This error did not affect any of the Company’s de novo partnership agreements. Management has concluded that this error will result in the reporting of a material weakness in internal controls over financial reporting as they relate to this issue and that, as a result, ineffective internal controls over financial reporting. The error will require the restatement of previously issued financial statements. Non-controlling interests refer to the minority limited partnership interests (or limited liability company interests) held by the Company’s non- controlling partners (“NC Partner”) in the limited partnership entities (or limited liability company entities) through which the Company owns and operates its clinics.

Redeemable non-controlling interests have been historically accounted for as follows:

For any acquired NC partner agreement that was entered into on or after January 1, 2009,  at the expiration of the specified holding period (i.e., the earliest time when the acquired NC Partner could require the Company to purchase its interest) set forth in the respective limited partnership agreement, the Company reclassified the recorded value of the non-controlling interest to temporary equity on the Company’s consolidated balance sheet in the section labeled - Redeemable non-controlling interests (“RNCI”). The recorded value was the fair value of the non-controlling interest on the date the Company acquired a controlling interest in the partnership (“acquisition date”) adjusted for any earnings attributable and distributions made subsequent to the acquisition date.  Then, and in any subsequent reporting period that the Company deemed it probable that the acquired NC Partner would assert their redemption rights or the Company otherwise reached an agreement to purchase some or all of the acquired NC Partner interest, the redeemable non-controlling interest was adjusted to its then current redemption value and the redemption value was further adjusted in each reporting period thereafter until purchased by the Company.  All adjustments were charged to additional paid-in capital and were not reflected in the Company’s consolidated statements of net income.  Although the adjustments were not reflected in the statements of net income, applicable accounting rules required that the Company reflect the charge in the earnings per share calculation.  Quarterly, the Company assessed the probability that the redemption rights would be triggered by the acquired NC Partner and accounted for the redeemable non-controlling interests accordingly.

The correct accounting treatment for mandatorily redeemable non-controlling interests is as follows:

 On the date the Company acquires a controlling interest in a partnership, the fair value of the non-controlling interest is recorded in the long-term liabilities section of the consolidated balance sheet under the caption – Mandatorily redeemable non-controlling interests.  Then, in each reporting period thereafter until purchased by the Company, the redeemable non-controlling interest is adjusted to its then current redemption value, based on the predetermined formula defined in the respective partnership agreement.  The Company intends to reflect the correct accounting treatment in its consolidated financial statements of net income by recording the adjustments to other income and expense in the caption - Interest expense – revaluation of mandatorily redeemable non-controlling interests.  The non-cash adjustments will not affect the Company’s reported cash flows or EBITDA, a non-GAAP financial measure.

This error, and the resulting restatement to correct prior period accounting methodology, will be accomplished through non-cash adjustments to previously reported income statements and balance sheet line items.  This correction has no impact on current or previously reported cash balances or net cash flows provided by or used in operating activities or EBITDA (earnings before interest, taxes, depreciation and amortization).  Further, all redemptions of non-controlling interests will continue to be made consistent with historical practices and pursuant to the terms of existing partnership agreements.

The Company’s board of directors has concluded on March 15, 2017, that its consolidated financial statements and related footnotes for the years ended December 31, 2015 and 2014, and all quarters within 2014 and 2015, and the first three quarters of 2016 should no longer be relied upon.

The Company, in its upcoming Annual Report on Form 10-K for the year ended December 31, 2016, intends to correct its consolidated financial statements for the affected years, which will include a cumulative adjustment to the beginning balances of the earliest balance sheets presented. In addition, any prior year information within footnotes, including quarterly data affected by this correction, will be restated within the 2016 Annual Report. Further, the Company will include a “Selected Financial Data” table that will present restated numbers for any affected periods. Based on the information regarding prior years that the Company intends to include in its 2016 Annual Report on Form 10-K, the Company does not intend to file amendments to any prior Annual Reports on Form 10-K or any Form 10-Qs for periods through September 30, 2016.

To complete the restatements, the Company will file a Notification of Late Filing on Form 12b-25 in order to obtain an additional fifteen calendar days to file the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is expected to be filed on or before March 31, 2017.

The Audit Committee of the Board had discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1	Registrant’s press release dated March 16, 2017 announcing Select 2016 Preliminary Operating and Financial Results and Accounting Correction.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: March 16, 2017	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)